UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2022

Sio Gene Therapies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37418	85-3863315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 West 42nd Street 26th Floor New York, New York 10036 (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +1 646 677 6770
N/A

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SIOX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 16, 2022, Sio Gene Therapies Inc. (the “Company”) received a written notice from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the average closing price for the Company’s common stock over the 30 consecutive trading days from February 1, 2022 through March 15, 2022 had fallen below $1.00 per share, which is the minimum bid price requirement for continued listing on Nasdaq (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 calendar days, or until September 12, 2022, to regain compliance with the Minimum Bid Price Requirement.

On September 12, 2022, the Company received a letter from Nasdaq advising that the Company has been granted a 180-day extension, or until March 11, 2023, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A). This letter has no immediate effect on the listing or trading of the Company’s common stock, which will remain listed and be traded on the Nasdaq Capital Market, subject to the Company’s continued compliance with the other Nasdaq listing requirements.

The Company intends to continue to actively monitor the closing bid price of its common stock and evaluate available options to regain compliance with the Minimum Bid Price Requirement, including but not limited to implementing a reverse stock split of its outstanding common stock (if approved by the Company’s stockholders). If the Company does not regain compliance by March 11, 2023, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq Listing Qualifications Panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during this 180-day extension.

Forward Looking Statements

This report contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “expect”, “intend”, “may” and other similar expressions are intended to identify forward-looking statements. For example, all statements Sio makes regarding its intent and ability to regain compliance with Nasdaq's minimum bid price requirement and the Company's operations are forward-looking. All forward-looking statements are based on estimates and assumptions by Sio's management that, although Sio believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Sio expected. Such risks and uncertainties include, among others, the impact of the COVID-19 pandemic on Sio's operations; the actual funds required for Sio's planned operating activities, including exploration of strategic alternatives; costs, risks and timing related to capital conservation plans; the ability to explore and execute upon strategic alternatives; and the outcome of interactions with regulatory agencies.

These statements are also subject to a number of material risks and uncertainties that are described in Sio's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2022, as updated by its subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Sio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIO GENE THERAPIES INC.

Dated:	September 14, 2022
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Chief Executive Officer; Chief Financial Officer, Chief Accounting Officer and General Counsel